Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Danaher Corporation and subsidiaries of our reports dated February 24, 2010, with respect to the consolidated financial statements and schedule of Danaher Corporation and subsidiaries and the effectiveness of internal control over financial reporting of Danaher Corporation and subsidiaries, included in this Annual Report (Form 10-K) of Danaher Corporation and subsidiaries for the year ended December 31, 2009.

Registration Statements on Form S-3

Registration Number	Date Filed

333-159060	May 8, 2009

Registration Statements on Form S-8

Name	Registration Number	Date Filed

Tektronix, Inc. 2005 Stock Incentive Plan and Tektronix, Inc. 2002 Stock Incentive Plan, as amended	333-147546	November 20, 2007

Danaher Corporation 2007 Stock Incentive Plan and Amended and Restated Danaher Corporation 1998 Stock Option Plan, as amended	333-144572	July 13, 2007

Retirement and Savings Plan; Savings Plan	333-117678 333-107500	July 27, 2004 July 31, 2003

Amended and Restated Executive Deferred Incentive Program	333-105198	May 13, 2003

Danaher Corporation 1998 Stock Option Plan	333-59269	July 16, 1998

Danaher Corporation 2007 Stock Incentive Plan, as amended	333-159059	May 8, 2009

Danaher Corporation and Subsidiaries Retirement and Savings Plan; Danaher Corporation and Subsidiaries Savings Plan	333-159057	May 8, 2009

Danaher Corporation and Subsidiaries Amended and Restated Executive Deferred Incentive Program	333-159056	May 8, 2009

/s/ Ernst & Young LLP

McLean, Virginia

February 24, 2010